EXHIBIT 10.4

Summary of Compensation Structure for
Non-Associate Directors of Abercrombie & Fitch Co. for Fiscal 2017

Non-Associate Directors

Any officer of Abercrombie & Fitch Co. (the “Company”) who is also a member of the Board of Directors (the “Board”) of the Company receives no additional compensation for services rendered as a director. Directors of the Company who are not employees, or as referred to by the Company, “associates”, of the Company or its subsidiaries (“non-associate directors”) are to receive:

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

•
an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than: (i) the Chair and the members of the Audit and Finance Committee who are to receive an additional annual cash retainer of $40,000 and $25,000, respectively, for serving in those capacities; (ii) the Chair of the Compensation and Organization Committee who is to receive an additional annual cash retainer of $30,000 for serving in that capacity; (iii) the Lead Independent Director of the Company who is to receive an additional annual cash retainer of $25,000 for serving in that capacity, effective as of March 27, 2017; and (iv) the Chair and the members of the Executive Committee who are to receive no additional compensation for services rendered as members of the Executive Committee. In each case, the retainers are to be paid quarterly in arrears; and

•
an annual grant of restricted stock units (“RSUs”), to be granted on the date of the annual meeting of stockholders of the Company (if the non-associate directors continue to serve after the annual meeting of stockholders) pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors (or any successor plan approved by the Company’s stockholders), and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

For the fiscal year ended February 3, 2018 (“Fiscal 2017”), non-associate directors are eligible to receive an annual grant of RSUs on the date of the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) if they continue to serve after the 2017 Annual Meeting, with the market value of the underlying shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), on the grant date to be $150,000.

Chairman of the Board

In Arthur C. Martinez’s capacity as Non-Executive Chairman of the Board, for the fiscal year ended January 28, 2017 (“Fiscal 2016”), he received:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•	an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000 (the “Non-Executive Chairman RSU Retainer”).

The annual Non-Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•
RSUs were granted on the date of the 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors; and

•
all of the RSUs granted will vest on the date of the 2017 Annual Meeting, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In Mr. Martinez’s capacity as Executive Chairman of the Board, for Fiscal 2016, he received (in addition to the Non-Executive Chairman Cash Retainer and the Non-Executive Chairman RSU Retainer):

•	an additional annual cash retainer of $625,000 (the “Original Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•	an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000 (the “Original Executive Chairman RSU Retainer”).

In connection with the appointment of Fran Horowitz as Chief Executive Officer of the Company, the Board determined on April 3, 2017 that the compensation to be received by Mr. Martinez in his role as Executive Chairman of the Board would be modified to reflect the reduced responsibilities Mr. Martinez will have in the future. The annual cash retainers received in the capacity as a non-associate director (whether for Board service or Board committee service), the Non-Executive Chairman Cash Retainer and the Original Executive Chairman Cash Retainer ceased as of February 1, 2017 and will no longer be paid to Mr. Martinez. The Original Executive Chairman RSU Retainer which had been granted to Mr. Martinez on the date of the 2016 Annual Meeting was vested on April 3, 2017 with the number of vested RSUs based on the period of time which elapsed from June 16, 2016 to February 1, 2017. Mr. Martinez’s other outstanding RSU awards (i.e., the award received as a non-associate director and the Non-Executive Chairman RSU Retainer, which were both granted on the date of the 2016 Annual Meeting) will vest in full in accordance with their terms at the 2017 Annual Meeting, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

Mr. Martinez will no longer receive the same cash compensation as the other non-associate directors for Board service or Board committee service and he will no longer receive the Non-Executive Chairman Cash Retainer or the Original Executive Chairman Cash Retainer. In

addition, beginning with the 2017 Annual Meeting, he will no longer receive the same annual grant of RSUs as the other non-associate directors and he will not receive the annual grant of the Non-Executive Chairman RSU Retainer or the Original Executive Chairman RSU Retainer.

In his capacity as Executive Chairman of the Board, effective February 1, 2017, Mr. Martinez is to receive:

•
an annual cash retainer of $500,000 (the “New Executive Chairman Cash Retainer”), to be paid quarterly in arrears. The New Executive Chairman Cash Retainer to be received by Mr. Martinez for the period of time between February 1, 2017 and June 15, 2017 will be based on the portion of a full year that such period of time represents; and

•
an annual grant of RSUs, with the market value of the shares of Common Stock underlying the annual grant to be $1,000,000 on the grant date (the “New Executive Chairman RSU Retainer”). Effective April 3, 2017, Mr. Martinez was granted a pro-rated New Executive Chairman RSU Retainer that: (i) was based on the portion of a full year that the period of time between February 1, 2017 and June 15, 2017 represents (or 32,318 RSUs with a market value of $367,132) and (ii) will vest on the earlier of (a) the first anniversary of the grant date or (b) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

Beginning with the date of the 2017 Annual Meeting, unless the Board determines otherwise, the full amount of the annual New Executive Chairman Cash Retainer will be paid (quarterly in arrears) to Mr. Martinez and the annual grant of the New Executive Chairman RSU Retainer to Mr. Martinez will be subject to the following provisions:

•
RSUs representing the full amount of the New Executive Chairman RSU Retainer are to be granted on the date of the annual meeting of stockholders of the Company (if Mr. Martinez continues to serve after the annual meeting of stockholders); and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.